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                          INDUSTRIAL REAL ESTATE LEASE
                             (Multi-Tenant Facility)
     Exclusively for Las Vegas Motor Speedway Research & Development Center


ARTICLE ONE:               BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

         SECTION 1.01.     Date of Lease:  July 19, 1999

         SECTION 1.02.     Landlord:  Las Vegas Motor Speedway, LLC, a Nevada
                                       limited liability company
                                    Address:  7000 Speedway Boulevard
                                    City, State, Zip: Las Vegas, Nevada 89115

         SECTION 1.03.     Tenant:                  Direct Focus, Inc.
                                 Address:           2200 NE 65th Avenue
                                 City, State, Zip:  Vancouver, Washington 98661

         SECTION 1.04. Property: The demised premises (the "Property") is Building "P", 6857 Speedway Boulevard (the "Building"), as further described on Exhibit "A-1" attached hereto and incorporated herein by reference. "Net Rentable Area" of the Property (as described on Exhibit "A-2") is approximately 53,657 square feet.

         SECTION 1.05. Lease Term: Three (3) years beginning on December 1, 1999 or such other date as specified in this Lease, and ending on November 30, 2002.

         SECTION 1.06. Rend and Other Charges Payable by Tenant:

         (a) Base Rent: $.024 per square foot Twelve Thousand Eight Hundred Seventy-seven and 68/100's Dollars ($12,877.68) per month for the first twelve (12) months, as provided in Section 3.01, and shall be increased EACH TWELVE (12) MONTHS after the Commencement Date, either (i) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, U.S. All Cities Average, Consumer Price Index for Urban Wage Earners and Clerical Workers (for all items 1982-1984 = 100) (the "Index"), as provided in Section 3.02, or (ii) fixed of three and one-half (3.5%) percent Cost of Living Increase annually. If (ii) is completed, then (i) and
                  Section 3.02 are inapplicable.

         (b) Other Periodic Payments: Tenant shall be responsible for payment of certain charges directly such as personal property taxes (See Section 4.02), utilities (See Section 4.03), and certain insurance (See Section 4.04). In addition, Tenant shall be responsible for payment of Tenant's Proportionate Share of Building Operating Costs (See Section 4.05). Tenant's Proportionate Share of Building Operating Costs is currently estimated to be $0.5 per month for the Property.

         SECTION 1.07. Tenant's Proportionate Share: (See Section 4.05) $2,682.85, (0.37%) (monthly based on 1st twelve months of Lease Term).

         SECTION 1.08. Initial Security Deposit: (See Section 3.03 and Paragraph 13.03(C)) $14,000.00

         SECTION 1.09.     Tenant's Guarantor: (If none, so state) Direct Focus,
                           Inc.

         SECTION 1.10. Permitted Uses: (See Section 5.01) Storage Assembly and Distribution of Consumer Products

         SECTION 1.11.     Vehicle Parking Spaces Allotted to Tenant: (See
                           Section 4.05) Reciprocal

         SECTION 1.12. Brokers: (See Article Fourteen) (If none, so state) Lee & Associates Commercial Real Estate Services and Americana Commercial

         SECTION 1.13. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Agency Disclosure, Hazardous Waste and ADA

ARTICLE TWO:      LEASE TERM

         SECTION 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease. At such time as the Commencement Date shall have been established, Landlord and Tenant shall execute Exhibit "B" attached hereto and incorporated herein by reference as a confirmation of said date.

         SECTION 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not delivery possession of the Property to Tenant on the first date specified in Section 1.05 above. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until possession of the Property is delivered to Tenant provided the delay is caused solely by Landlord. The Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute Exhibit "B" as confirmation of the Commencement Date.

         SECTION 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date with Landlord's permission, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease, including, without limitation, all insurance requirements. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

         SECTION 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by landlord from any delay by Tenant in vacating the Property; including, without limitation, any claim made by any succeeding tenant based on or resulting from such failure to surrender. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy only, and not a renewal hereof or an extension for any further term, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%). Nothing in this
Section 2.04 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Property upon the expiration of the Lease Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

ARTICLE THREE:    BASE RENT

         SECTION 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.06(a) above together with an estimate of Additional Rent (as hereinafter defined) for the first full month of the Lease Term. The Base Rent shall be appropriately prorated for any fractional month on the basis of a thirty (30) day month. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.


                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

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         SECTION 3.02. Cost of Living Increases. The Base Rent shall be increased at the times specified in Paragraph 1.06(a) above, in proportion to the increase in the Index which has occurred between the month three (3) months prior to the first month of the Lease Term and the month three (3) months prior to the month in which the Base Rent is to be increased. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Indices for the appropriate months, the percentage increase between those two Indices, and the new amount of the Base Rent. The Base Rent shall not be reduced from the last previous adjusted Base Rent by reason of any decrease in the Index. Tenant shall pay the new Base Rent from its effective date until the next periodic increase. Landlord's notice may be given after the effective date of the increase since the Index for the appropriate month may be unavailable on the effective date. In such event, Tenant shall pay Landlord the necessary rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Date of Lease, Landlord shall substitute an Index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Date of Lease. Landlord shall notify Tenant of the substituted Index, which shall be used to calculate the increase in the Base Rent unless Tenant objects in writing within fifteen (15) days after receipt of landlord's notice. If Tenant objects, the substitute Index shall be determined in accordance with the rules and regulation s of the American Arbitration Association. The cost of such arbitration shall be borne by Tenant.

         SECTION 3.03. Security Deposit Increases. Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

         SECTION 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.

ARTICLE FOUR:              OTHER CHARGES PAYABLE BY TENANT

         SECTION 4.01.     Additional Rent and Definitions.

         (a) Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

         (b) Definitions. The Property is part of a multi-tenant industrial/commercial real property development of landlord (the "Project"). The Project includes the land, the buildings and all other improvements located thereon, and the Common Areas (as hereinafter defined). As used in this Lease, "Building" shall mean the building of which the Property is a part. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Property.

         SECTION 4.02.     Taxes.

         (a) Payment. Tenant shall be liable for and shall pay before delinquency (and, upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all taxes and assessments of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's personal property and any other personal property of whatsoever kind and to whomsoever belonging situated or installed in or upon the Property, whether or not affixed to the realty. Any leasehold improvements in excess of those provided at Landlord's expense pursuant to this Lease shall be deemed Tenant's personal property for the purposed of this Section 4.02. If at any time during the term of this Lease any such taxes on Tenant's property are assessed as part of the tax on the real property of which the Property is a part, then in such event Tenant shall pay to Landlord the amount of such additional taxes as may be levied against the real property by reason thereof. Tenant shall use its best efforts to have Tenant's property assessed separately from said real property.

         (b) Impositions. For the purposes of Section 4.05 of this Lease, "Impositions" means:

                  (i) Any real estate taxes, assessments or other charges assessed against the Building and related structures and parking facilities and the land on which they are located.

                  (ii) All personal property taxes on personal property used in connection with the Building and related structures other than taxes payable by Tenant under Paragraph 4.02(a) hereof and taxes of the same kind as those described in said Paragraph payable by other tenants in the Building pursuant to corresponding provisions of their leases.

                  (iii) Any and all environmental levies or charges now in force affecting the building or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

                  (iv) Any other taxes levied or assessed in addition to or in lieu of such real or personal property taxes.

         (c) Exclusion. Notwithstanding anything to the contrary contained in this Section 4.02, Tenant shall not be liable for any of the following taxes and assessments:

                  (i) Personal property, fixture or equipment taxes assessed against the property used by Landlord in operating, managing or leasing the Building;

                  (ii) Inheritance tax, estate taxes, gift taxes, income taxes, transfer taxes and excess profit taxes.


         (d) Substituted Taxes. If at any time during the term of this Lease, under the laws of the United, States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved or space leased under this Lease, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof, Tenant shall pay the amount due hereunder within ten
                  (10) days after demand therefore accompanied by delivery to Tenant of a copy of such tax statement, if any.

         (e) Right to Contest. Tenant shall have the right to contest any taxes the payment of which, in whole or in part, is the obligation of Tenant hereunder. Said right to contest shall not excuse Tenant of its obligation to pay such taxes as herein provided. However, in the event that the effect of such contest is to extend or postpone the date on which such taxes are delinquent, Tenant may, instead of payment, deposit with Landlord the amount of such claimed tax payable by Tenant, together with interest and penalties thereon, pending resolution of such contest, and within a reasonable time, deliver to Landlord either (a) evidence satisfactory to Landlord that such claim of taxability has been withdrawn or defeated, in which event such deposit shall be returned to Tenant to the extent it exceeds any monies then payable by Tenant or (b) an instruction that such claim of taxability has not been defeated and that such deposit be applied towards payment of Tenant's obligations therefor. Such deposit shall not relieve Tenant of the obligation to make any additional payments for which Tenant would otherwise be responsible hereunder. Tenant shall indemnify, save and hold Landlord, the Building, the Project and the Property free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, liens, expenses, reasonable attorneys' fees, litigation, judgments, damages, claims and demands of any kind whatsoever in connection with, arising out of, or by reason of any contest of taxes pursuant to this Paragraph 4.02(e).

         (f) Prorata Share. All taxes and assessments of whatever kind or nature and penalties and interest thereon, if any, levied against Tenant, other than Tenant's personal property as set forth in Paragraph 4.02(a) herein, shall be determined based upon Tenant's prorata portion of said tax and/or assessment equal to Tenant's Proportionate Share.

         SECTION 4.03. Utilities. Tenant shall be solely responsible for and shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat (including filter replacement), light (including light bulbs and ballast replacement), power, sewer service, telephone, water, refuse disposal and other

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________
utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord as provided in Section 4.05 hereof.

         SECTION 4.04.     Insurance Premiums.

         (a) Liability Insurance. At all times during the Lease Term, Tenant shall maintain an policy of comprehensive public liability insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Property. The initial amount of such insurance shall be at least Two Million Dollars ($2,000,000), Combined Single Limit, for injuries to persons and property, and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Paragraphs 5.04(a), (b), and (e). Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant, including, without limitation, workers compensation insurance in the manner required by law.

         (b) Hazard and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance at Tenant's expense, covering loss of or damage to the Property in the full amount of its replacement value. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, earthquake sprinkler leakage, and inflation guard endorsement, and any other perils (except flood and earthquake, unless required by any lender holding a security interest in the Property) which Landlord deems necessary. Landlord may, but is not obligated to, obtain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Property. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease term, Landlord shall also maintain a rental income insurance policy at Tenant's expense with loss payable to Landlord in an amount equal to one year's Base Rent, Operating Expenses for one year, estimated real property taxes and insurance premiums. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

         (c)      Payment of Premiums; Insurance Policies. Subject to Section
                  4.05 of this Lease, Tenant shall pay all premiums for the insurance p9olicies covering the Property described in Paragraphs 4.04(a) and (b) within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real property other than the Property, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Property showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant's liability for insurance premiums shall be prorated on an annual basis. All insurance shall be maintained with companies holding a "General Policyholder's Rating" of A+ or better, as set forth in the most current issue of "Best's Insurance Guide." Tenant shall be liable for the payment of any deductible amount under Landlord's insurance policies.

         (d) Use. Tenant shall not use or occupy, or permit the Property to be used or occupied in a manner which will increase the rates of insurance for the Property or the Building, which will make void or voidable any insurance then in force with respect thereto, which would constitute a defense to any action thereon, or which will make it impossible to obtain any insurance with respect thereto. If, by reason of the failure of Tenant to comply herewith, any insurance rates for the Property or the Building become higher than they otherwise would be, Tenant shall reimburse Landlord, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant. Any policy of insurance maintained by Tenant insuring against any risk in, upon, about or in any way connected with the Property or Tenant's use thereof shall, to the extent reasonably obtainable, contain an express waiver of any and all rights of subrogation thereunder whatsoever against landlord, its officers, agents and employees.

         (e) Additional Insureds. Tenant and landlord shall be named as insureds (and at landlord's option, any other persons, firms or corporations designated by Landlord shall be additionally named insured) under each such policy of insurance which shall provide that landlord, although named as an insured, shall nevertheless be entitled to recovery thereunder for any loss suffered by it, its agents, servants and employees by reason of Tenant's negligence or the negligence of its subtenant or assignee.

         (f)      Cancellation. Every policy required pursuant to this Section
                  4.04 shall provide that it will not be canceled or modified except after thirty (30) days' written notice to landlord and any lender of landlord requesting such notice, and that it shall not be invalidated by any act or neglect of landlord or Tenant, nor by occupation of the Property for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Building, nor by change in title to the Building or landlord's interest therein.

         (g) Evidence of Insurance. Tenant shall deliver to Landlord and any lender of Landlord requiring the same original policies or certificates of insurers satisfactory to Landlord and such lender, if any, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, fully paid, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within thirty (30) days prior to the expiration of any then current policies. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 4.04 unless Landlord is a named insured therein (and, at Landlord's option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds). Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and any lender of Landlord the policies or certificates evidencing the same.

         (h) Primary Insurance - Subrogation. Any insurance provided for the benefit of landlord by Tenant shall be primary insurance as respects any claim, loss or liability arising directly or indirectly from Tenant's operations and any other insurance maintained by Landlord shall be excess and non-contributory with the insurance provided hereunder by Tenant. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

         SECTION 4.05.     Common Areas; Use and Costs.

         (a) Payment. Throughout the term hereof, Tenant will pay to Landlord monthly in advance in addition to the Base Rent, as further Additional Rent, a prorata portion of the Building Operating Costs incurred by landlord during each calendar year occurring during the term of this Lease. Tenant's prorata portion of said amount shall equal the percentage which the number of net rentable square feet of the Property bears to the total number of net rentable square feet of the Building ("Tenant's Proportionate Share").

         (b) Included Costs. "Building Operating Costs" shall include all costs and expenses of every kind or nature incurred by Landlord directly in the management, operation, maintenance and repair of the Building and related structures and Common Areas in a manner reasonable and appropriate and for the best interest of the entire Building and that are generally passed on to tenants in first class buildings in the Las Vegas metropolitan area under lease provisions similar to this
                  Section 4.05, as determined and expensed in accordance with generally accepted accounting principles. Without otherwise limiting the generality of the foregoing, there shall be included in such costs and expenses, all Impositions (as herebefore defined), premiums with respect to public liability, property damage, workmen's compensation, fire and other insurance carried on or with respect to the building and related structures, payroll taxes, unemployment taxes, social security taxes, cleaning of any facilities, landscaping, signs, lighting, music systems, janitorial services or common areas, management fees consistent with other first class projects in the Las Vegas metropolitan area, reasonable legal and accounting expenses, supervising of attendants and employment of other personnel used in such operations, maintenance and repairs, fuel, energy and utilities (not separately metered by Tenant), providing for security and fire protection services, alarm systems and equipment, materials and supplies, painting, striping, removing of rubbish or debris, depreciation of rentals of machinery and equipment, costs of replacement of paving, curbs and walkways, drainage, repair and maintenance of parking and other common areas, roof repairs and an administrative fee equal to fifteen percent (15%) of all of the foregoing excluding costs of Impositions and insurance.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

         (c)      Payment. The Additional Rent provided to be paid in this
                  Section 4.05 shall be estimated in advance by Landlord annually and one-twelfth (1/12) of such estimate shall be paid in advance by Tenant on the first day of each month without further demand or any deduction or set-off whatsoever. When Landlord shall ascertain the actual Building Operating Costs for a calendar year, Landlord shall so notify Tenant and Tenant shall pay to Landlord on demand the amount, if any, equal to the difference between the amount due for such year pursuant to this Section 4.05 and the amount previously paid hereunder. Should the estimated payments have exceeded the actual amount due, said excess shall be held by Landlord and applied to the next monthly payment of Additional Rent provided to be paid under this Section 4.05, and, if necessary, each monthly payment thereafter until fully exhausted. Tenant shall not be entitled to receive interest on any Additional Rent paid hereunder. No delay by Landlord in submitting any statement shall constitute a waiver of landlord's right to submit such statement and/or receive any Additional Rent pursuant hereto. The Additional Rent due hereunder shall be prorated for the calendar year in which this Lease terminates. Said amount shall be calculated and paid as herein provided even though said calculation may not occur until after the end of the term hereof.

         (d) Excluded Costs. There shall not be included in Building Operating Costs the payments (such as salaries or fees) to Landlord's executive personnel; costs for items that, by standard accounting practice, should be capitalized, unless these costs reduce operating expense and are amortized over the reasonable life of the capital item in accordance with generally accepted accounting principles and the yearly amortization does not exceed the actual cost reduction for the relevant year; depreciation or interest (unless it is related to allowable capital items); taxes on Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance); leasing commissions; legal fees not directly relating to the operation and maintenance of the entire Building such as landlord and tenant issues; cost to correct original construction defects; expenses paid directly by a tenant for any reason (such as excessive utility use); costs for improving any tenant's space; any repair or work necessitated by condemnation, fire, or other casualty service or benefits or both provided to some tenants, but not to Tenant; and any costs, fines, and the like due to Landlord's violation of any government rule or authority.

         (e) Audit. Tenant shall have the right, upon fifteen (15) days' written notice to Landlord, to audit, at Tenant's expense, landlord's books and records as they relate to the Building Operating Costs. Should said Building Operating Costs be five percent (5%) higher than said Building Operating Costs as determined by the audit, Landlord shall be obligated to pay the reasonable cost of said audit.

         (f) Dispute. Should a dispute arise as to the Building Operating Costs, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing.

         (g) Parking. Tenant, its employees and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use Common Areas in or adjoining the Building (including, but not limited to, the parking lot, walkways and sidewalks) as are designated from time to time by Landlord, subject to such rules and regulations as landlord may from time to time impose, including the designation of specific areas in which cars operated by Tenant, its employees and business invitees must be parked. Tenant shall be entitled to use the vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any Additional Rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project except in designated areas and spaces or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of the Lease, such conduct shall be a material breach of the Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a reasonable daily charge for each such additional vehicle. Landlord may at any time close any Common Area to make repairs or changes (provided the closure does not unreasonably impede access to the Leased Property by customers and employees of Tenant), to prevent the acquisition of public rights in such areas, or to discourage non-customer parking. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable, including, but not limited to, the conversion of portions thereof to other uses. Tenant shall upon request furnish to landlord the license numbers of cars operated by Tenant and its employees. Tenant shall not at any time interfere with the right of landlord, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or other Common Areas. Landlord assumes no responsibility to police the use of said parking areas and landlord shall not be liable for the use thereof by Tenant, landlord's other tenants, its or their agents, employees, servants, contractors, subtenants, licensees, customers and/or business invitees or by any other person or persons, entity or entities whomsoever.

         (h) Bulletin Board. The bulletin board or directory of the Building, if any, shall be provided exclusively for the display of the names and locations of tenants only and other matters relating to the Building, and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

         SECTION 4.06. Late Charges. Tenants' failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. The parties further agree that the payment of late charges and the payment of interest provided for in Section 4.07 below are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

         SECTION 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount until paid. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE:     USE OF PROPERTY

         SECTION 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.10 above and for no other purpose without the prior written consent of Landlord.

         SECTION 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the right of tenants of the development of which the Property is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statues, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

         SECTION 5.03. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auction or sheriff's sales at the Property.

         SECTION 5.04. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property;
(c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation of breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

         SECTION 5.05. Landlord's Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

         SECTION 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:      CONDITION OF PROPERTY; MAINTENANCE; REPAIRS AND ALTERATIONS

         SECTION 6.01 Existing Conditions. Except as set forth in any rider requiring landlord to perform work on the Property prior to the Commencement Date, Tenant accepts the Property in its condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Without limiting the foregoing, Tenant agrees to abide by and conform to any covenants, conditions and restrictions or reciprocal easement agreements relating to the Property described as follows: 6857 Speedway Boulevard, Building "P", Las Vegas, Nevada 89115 (if none, so indicate). Tenant acknowledges receipt of such documents, if any.

         SECTION 6.02. Exception of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

         SECTION 6.03.     Tenant's Obligations.

         (a) Except as provided for elsewhere herein, Tenant shall keep the Property in good order, condition and repair during the Lease Term, including, but without limitation, the exterior and interior portion of all doors, windows, plate glass, all plumbing and sewage facilities within the Property (including maintaining free flow up the main sewer line); interior fixtures, sprinkler system, walls, floors and ceilings in the Property; and any work performed by or on behalf of Tenant hereunder. Tenant shall promptly replace any portion of the Property or system or equipment in the Property that cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the property in an attractive, first-class and fully operative condition.

         (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

         SECTION 6.04.

         (a) Landlord's Obligations. Landlord agrees to keep in good order, condition and repair the foundations, exterior walls and roof of the Property and the Building (but excluding the exterior and interior of all windows, doors, and plate glass) and the Common Areas, except for reasonable wear and tear and except for any damage thereto caused by any act or negligence of Tenant or its agents, employees, servants, contractors, subtenants, licensees, customers or business invitees. Landlord shall provide any Common Areas within the Building with heating, ventilation and air conditioning during the customary periods of the year therefor during normal business hours of 8:00 a.m. to 6:00 p.m., Saturdays, Sundays and legal holidays excluded. If the Building contains an elevator, Landlord shall provide adequate elevator service to the Property and the Building. Landlord's obligation to furnish services shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, lighting and power as required by any mandatory or voluntary fuel or energy conservation program provided the voluntary reduction does not adversely affect Tenant's comfort, use and occupancy of the Property. Landlord may, from time to time, prescribe rules and regulations for implementation of this paragraph.

         (b) Limitation. Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility except as provided in this Section 6.04 and Section 4.05 hereof. Tenant shall be responsible for its own janitorial services for the Property. Landlord shall not be responsible for light bulb or ballast replacement. Landlord shall not be obligated to provide any service or maintenance or to make any repairs when such service, maintenance or repair is made necessary because of the negligence or misuse of Tenant, Tenant's agents, employees, servants, contractors, subtenants, licensees, customers or business invitees. Landlord reserves the right to stop any service when Landlord reasonably deems such stoppage necessary, whether by reason of accident or emergency, or for repairs or improvements or otherwise. Landlord shall not be liable for loss or injury however occurring, through or in connection with or incident to any stoppage of such services. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs when prevented from doing so by any cause beyond Landlord's control. Landlord shall not be obligated to inspect the Property and shall not be obligated to make any repairs or perform any maintenance hereunder unless first notified of the need thereof in writing by Tenant. In the event that Landlord shall fail to commence such repairs or maintenance within twenty (20) days after said notice, Tenant shall, after further notice to Landlord, make such repairs or perform such maintenance at Landlord's expense; provided, however, that the amount of such costs not exceed the reasonable value of such repairs or maintenance. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by the Building or the Property, or any appurtenances thereto, being out of repair or by bursting or leakage of any water, gas, sewer or steam pipe, whether or not it is the obligation of Landlord to repair the same, by theft, by fire, oil or electricity, by any act of neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord.


         SECTION 6.05.     Alterations, Additions, and Improvements.

         (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with as built plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Property and shall not permit the filing of any mechanic's lien or other lien in connection with any alterations, additions, or improvements. Tenant shall give Landlord at least fifteen (15) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property. If a mechanic's lien or other lien is filed against the Property or the Project and Tenant fails to timely discharge such lien, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days following notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at landlord's cost of money from the date of such payment by Landlord.

         SECTION 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent:


                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________
any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decoration.

ARTICLE SEVEN:             DAMAGE OR DESTRUCTION

         SECTION 7.01. Partial Damage to Property. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the damage was due to a cause not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect to
(a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord he "deductible amount" (if any) under Landlord's insurance policies, and, if the damage was due to an act or omission of Tenant, Tenant shall pay the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice. If the damage to the Property occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Property and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty
(30) days after receipt of notice of the occurrence of the damage.

         SECTION 7.02. Total of Substantial Destruction. If the Property is totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Property is not totally or substantially destroyed), this Lease shall terminate as of the date of the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Property can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

         SECTION 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and landlord or Tenant elect to repair or restore the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent and Additional Rent. Except for such possible reduction in Base Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

         SECTION 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision that grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:             CONDEMNATION

         SECTION 8.01. Taking. If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Building is taken, Landlord may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to Tenant within ten (10) days after the receipt of written notice of such taking or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

         SECTION 8.02. Temporary Taking. If all or any portion of the Property is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Base Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any other temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Property. If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Property as nearly as possible to the condition prior to the condemnation or other taking, at Tenant's sole cost and expense; provided that, Tenant shall receive the portion of the award attributable to such restoration.

ARTICLE NINE:              ASSIGNMENT, SUBLETTING, AND SALE BY LANDLORD

         SECTION 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or other act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord's consent.

         SECTION 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, (collectively, "Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease. Proof of an entity's eligibility to become an assignee or subtenant pursuant to this Section 9.02 shall be promptly furnished to Landlord upon Landlord's request.

         SECTION 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

         SECTION 9.04. Landlord's Election. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Property or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

SECTION 9.05. No Merger. No Merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant or sublandlord thereunder.

SECTION 9.06. Sale by Landlord. In the event of any sale or other transfer of landlord's interest in the Building, other than a transfer for security purposes only,

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

ARTICLE TEN:               DEFAULTS; REMEDIES

         SECTION 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is condition upon such performance of all covenants and conditions.

         SECTION 10.02. Defaults. Tenant shall be in material default under this
Lease:

         (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

         (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due;

         (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

         (d) (i) If Tenant or any guarantor hereunder, or any general partner of Tenant, if Tenant is a partnership, makes a general assignment or general arrangement for the benefit of creditors;

                  (ii) If a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor hereunder, or any general partner of Tenant, if Tenant is a partnership, and is not dismissed within thirty
                  (30) days.

                  (iii) If a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or

                  (iv) If substantially all of Tenant's assets located at the Property or if Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

         If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

         SECTION 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                  (i) The worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination;

                  (ii) The worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (iii) The worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charge which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorney's fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant shall have abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

         SECTION 10.04. Abandonment Remedy. Tenant covenants to occupy the Property throughout the term hereof. Tenant expressly recognizes that Landlord will be injured should Tenant not comply with this provision and that the amount of Landlord's damages thereby are incapable of measurement and Tenant, therefore, expressly covenants to pay to Landlord as liquidated damages for the breach of this covenant an amount, in addition to all other rents and other monies due Landlord hereunder, equal to twenty-five percent (25%) of the Base Rent due for the remainder of the term after such breach.

         SECTION 10.05. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:            PROTECTION OF LENDERS

         SECTION 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

         SECTION 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgage, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as landlord under this Lease. Tenant waives the protection of any state or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

         SECTION 11.03. Signing of Document. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

         SECTION 11.04.    Estoppel Certificates.

         (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

         SECTION 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements s are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE TWELVE:            LEGAL COSTS

         SECTION 12.01. Legal Proceedings. Tenant shall reimburse landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claims or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

         SECTION 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

         SECTION 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

         SECTION 13.02.    Landlord's Liability; Certain Duties.

         (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

         (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty- (30) day period and thereafter diligently pursued to completion.

         (c) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in
                  Section 1.08 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within fourteen (14) days following the later of expiration of the Term and surrender of possession of the Property to Landlord.

         SECTION 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or other using the Property with Tenant's expressed or implied permission. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term "Tenant" shall be deemed to include all of such guarantors and any one or more of such guarantors.

         SECTION 13.05. Incorporation of Prior Agreements, Modification. This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Property and the estate and interest leased to Tenant hereunder. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Property are merged into and revoked by this instrument.

         SECTION 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. Notices shall be deemed sufficiently served or given at the time of personal delivery or three (3) days after the date of mailing thereof. Either party may change its notice address upon written notice to the other party.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

         SECTION 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord, may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         SECTION 13.08. No Recordation. This Lease or a memorandum thereof my not be recorded without prior written consent from Landlord.

         SECTION 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interest of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

         SECTION 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he/she has full authority to do so and that this lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he/she is a general partner of the partnership, that he/she has full authority to sign for the partnership and that this lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

         SECTION 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         SECTION 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond landlord's control include but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. It is expressly agreed that Landlord shall not be obliged to settle any strike to avoid a force majeure event from continuing.

         SECTION 13.13. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

         SECTION 13.14. Limitation of Liabilities. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, trustees, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability arising out of this Lease. Tenant's sole remedy shall be recourse against Landlord's interest in the Property or the Project of which the Property is a part.

         SECTION 13.15. Consents. Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

         SECTION 13.16. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or Building of which the Property is a part, the lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

         SECTION 13.17. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord, whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on landlord. If Landlord fails to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty- (30) day period to cure such default. If such default cannot be cured within the additional thirty- (30) day cure period, then such mortgage or beneficiary shall have such additional time to cure such default as is reasonably necessary under the circumstances.

         SECTION 13.18. Building Planning. In the event Landlord requires the Property for use in conjunction with other premises in the Building or for other reasons connected with the building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building or the Project at Landlord's sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space and Article One of this Lease shall be amended to include and state all correct data as to the new space.

ARTICLE FOURTEEN: BROKERS

         The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Section 1.12 hereof and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefore. Tenant shall indemnify and hold Landlord free and harmless against any claims, damages, costs, expenses, or liability or any nature arising from claims by any other person or real estate broker claiming a fee through dealings with Tenant arising out of this Lease.

ARTICLE FIFTEEN:           TOXIC AND HAZARDOUS SUBSTANCES, HAZARDOUS MATERIALS,
                           REGULATED SUBSTANCES AND HAZARDOUS WASTE

         SECTION 15.01. Definition. As used in this Section, the term "Hazardous Waste" means:

         (a) Those substances defined as "hazardous substances," "hazardous materials," "toxic substances," "regulated substances," or "solid waste" in the Toxic Substance Control Act, 15 U.S.C. 2601 ET. SEQ., as now amended or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601 ET. SEQ., as now amended or hereafter amended ("CERCLA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 ET. seq.,as now amended or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C. 1261 ET. SEQ., as now amended or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. 651 ET. SEQ., as now amended or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 29 U.S.C. 2801 ET. SEQ., as now amended or hereafter amended ("HMTA"), and the rules and regulations not in effect or promulgated hereafter pursuant to each law referenced above;

         (b) Those substances defined as "hazardous waste," "hazardous material," or "regulated substances" under the Nevada law, including without limitation, Nevada revised Statues Chapter 459, or in the regulations now existing or hereafter promulgated pursuant thereto, or in the Uniform fire Code, as amended;

         (c) Those substances listed in the United States Department of Transportation table or by the Environmental Protection Agency (or any successor agency) as hazardous substances; and

         (d) Such other substances, mixtures, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations (all laws, rules and regulations referenced in Paragraphs (a), (b), (c) and (d) are collectively referred to as "Environmental Laws").

         SECTION 15.02. Tenant's Covenants. Tenant does not intend to and Tenant will not nor will Tenant allow any other person (including partnerships, corporations and joint ventures), during the term of this Lease, to manufacture, process, store, distribute, use, discharge or dispose of any Hazardous Waste in, under or on the Property, the Building, the Common Areas, or any property adjacent thereto.

         (a) Tenant shall notify Landlord promptly in the event of any spill or release of hazardous Waste into, on or onto the Property regardless of the source of the spill or release, whenever Tenant knows or suspects that such a release has occurred.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

         (b) Tenant will not be involved in operations at or near the Property which could lead to the imposition on the Tenant or the Landlord of liability or the creation of a lien on the Property under the Environmental Laws.

         (c) Tenant shall, upon twenty-four (24) hours' prior notice by Landlord, permit Landlord or Landlord's agent access to the Property to conduct anenvironmental site assessment with respect to the Property.

         SECTION 15.03. Indemnity. Tenant for itself and its successors and assigns undertakes to protect, indemnify, save and defend landlord, its agents, employees, directors, officers, shareholders, affiliates, consultants, independent contractors, successors and assigns (collectively the "Indemnities") harmless from any and all liability, loss, damage and expense, including attorney's fees, claims, suits and judgments that Landlord or any other indemnitee, whether as Landlord or otherwise, may suffer as a result of, or with respect to:

         (a) Any Environmental Law, including the assertion of any lien thereunder and any suit brought or judgment rendered regardless of whether the action was commenced by a citizen (as authorized under the Environmental Laws) or by a government agency;


         (b) Any spill or release of or the presence of any Hazardous Waste affecting the Property whether or not the same originates or emanates from the Property or any contiguous real estate, including any loss of value of the Property as a result of a spill or release of or the presence of any Hazardous Waste;

         (c) Any other matter affecting the Property within the jurisdiction of the United States Environmental Protection Agency, the Nevada State Environmental Commission, the Nevada Department of Conservation and natural Resources, or the Nevada Department of Commerce, including costs of investigations, remedial action, or other response costs whether such costs are incurred by the United States Government, the State of Nevada, or any indemnitee;

         (d) Liability for clean-up costs, fines, damages or penalties incurred pursuant to the provisions of any applicable Environmental Law; and

         (e) Liability for personal injury or property damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying of an abnormally dangerous activity, and response costs.

         SECTION 15.04. Remedial Acts. In the event of any spill or release of or the presence of any hazardous Waste affecting the Property, whether o not the same originates or emanates from the property or any contiguous real estate, and/or if Tenant shall fail to comply with any of the requirements of any Environmental law, Landlord may, without notice to Tenant, as its election, but without obligation so to do, give such notices and/or cause such work to be performed at the Property and/or take any and all other actions as landlord shall deem necessary or advisable in order to remedy said spill or release of hazardous Waste or cure said failure of compliance and any amounts paid as a result thereof, together with interest at the rate of fifteen percent (15) per annum, from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord.

         SECTION 15.05. Settlement. Landlord upon giving Tenant ten (10) days prior notice, shall have the right in good faith to pay, settle or compromise, or litigate any claim, demand, loss, liability, cost, charge, suite, order, judgment or adjudication under the belief that it is liable therefore, whether liable or not, without the consent or approval of Tenant unless Tenant within said ten (10) day period shall protest in writing and simultaneously with such protest deposit with Landlord collateral satisfactory to Landlord sufficient to pay and satisfy any penalty and/or interest which may accrue as a result of such protest and any judgment or judgments as may result, together with attorneys' fees and expenses, including, but not limited to, environmental consultants.

ARTICLE SIXTEEN:           RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked "Exhibit "C" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by and other tenant or occupant of the Building or the Project of any of said Rules and Regulations.

ARTICLE SEVENTEEN:         GUARANTY

         This Lease shall be guaranteed by Direct Focus, Inc. (collectively, the "Guarantors"). Concurrently with the execution of this Lease, the Guarantors shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit "D" (the "Guaranty").




         Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.



                                    "TENANT"


                                    DIRECT FOCUS, INC.


                                    By: BRIAN R. COOK
                                        -------------------------------------

                                    Name: Brian R. Cook

                                    Title: President/CEO

                                    Date:
                                          ------------------------------------



                                    "LANDLORD"


                                    LAS VEGAS MOTOR SPEEDWAY, LLC, a Nevada
                                    limited liability company


                                    By:
                                          ------------------------------------

                                    Name: Chris Powell

                                    Title: Executive Vice President & General manager

                                    Date:
                                          ------------------------------------

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

                                  EXHIBIT "A-2"

                                NET RENTABLE AREA




         The term "Usable Area" shall mean the entire area included within the Property, being the area bounded by the outside surface of any exterior glass walls (or the outside surface of the permanent exterior wall where there is no glass) of the Building bounding such Property, the inside surface of the exterior walls separating such Property from any public corridors or such other public areas on such floor, and the centerline of all walls separating such Property from other areas leased or to be leased to other tenants on such floor.

         The term "Net Rentable Area" shall mean the computation of multiplying the Usable Area of the Property by the quotient of the division of the Rentable Area of the floor (the area of the floor to the outside surface of the dominant portion of the permanent outer Building walls, excluding any major vertical penetration of the floor, by the Useable Area of the floor.

         See Tenant improvements attached to be supplied by Landlord at Landlord's sole cost and expense.

1. LANDLORD TO INSTALL AN 6' WIDE OPENING BETWEEN P103 AND P104.

2. LANDLORD TO INSTALL AN 8' WIDE OPENING BETWEEN P101 AND P102.

3. LANDLORD TO INSTALL WAREHOUSE ACCESS DOOR TO RESTROOM LOCATED AT EAST END OF BUILDING.

4. LANDLORD TO INSTALL A GRADE LEVEL DOOR 12' X 14' AT BEST POSSIBLE LOCATION.

5. LANDLORD TO INSTALL TWO 3O HOLLOW CORE DOORS WITHIN THE 6' WIDE OPENING BETWEEN P103 AND P104.




                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

                                   EXHIBIT "B"

       MEMORANDUM OF COMMENCEMENT DATE AND ADDITIONS OR DELETIONS TO LEASE



Re: Industrial Real estate Lease dated July 21, 1999, between LAS VEGAS MOTOR SPEEDWAY, LLC, a Nevada Limited Liability Company ("Landlord") and DIRECT FOCUS INC., ("Tenant").

In accordance with the Lease, we wish to advise and/or confirm as follows:

         1. That the Property has been accepted herewith by the Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

         2. That the Tenant has possession of the Property and acknowledges that under the provisions of the Lease, the term of the lease commenced as of December 1, 1999 for a term of three (3) years ending on November 30, 2002.

         3. That in accordance with the Lease, rent commenced to accrue on December 1, 1999.

         4. Souvenirs that would be directly in competition with the souvenirs sold by the Landlord and/or Las Vegas Motor Speedway will not be allowed. No hospitality food and/or drink sales during race events shall be allowed. Any such proposed use shall be presented to Landlord for approval.

         5. TENANT TO HAVE AN OPTION TO TERMINATE THIS LEASE ANYTIME AFTER THE FIRST TWO YEARS (DECEMBER 1, 2001), UPON

                           a)       WRITTEN NINETY (90) DAYS NOTICE

                           b) THE TENANT TO PAY LANDLORD CERTIFIED FUNDS $22,000.00 TO EXERCISE OPTION TO TERMINATE LEASE.


                               AGREED AND ACCEPTED


TENANT                       LANDLORD

Direct Focus Inc.            Las Vegas Motor Speedway, LLC, a Nevada
                               limited liability company



By:                          By:
   --------------------           ----------------------------

Name:  Brian R. Cook         Name: Chris Powell

Title:  President/C.E.O.     Title: Executive Vice-President & General Manager



                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. No sign, placard, picture, aerial display, balloons, advertisement, name or notice shall be installed or displayed on any part of the Building or Project (or within public rights-of-ways adjacent to the Project through the use of truck signs, sign trailers or similar items) without the prior written consent of Landlord, which consent of Landlord shall not unreasonably be withheld. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, walls and service areas of the Property shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Property, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Property. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Property.

3. If Tenant requires telegraphic, burglar alarm or similar services, it shall first obtain Landlord's permission to install such service, and comply with Landlord's instructions in their installation.

4. Tenant shall not place a load upon any floor of the Property, which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

5. Tenant shall not allow the Property to be occupied or used in a manner which is offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations.

6. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the written consent of Landlord.

7. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

8. Landlord reserves the right, exercisable without liability to Tenant, to change the name and street address of the Building.

9. Tenant shall close and lock the doors of the Property, including any roll-up doors in any service areas and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Property. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

10. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign or hazardous substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused the same.

11. Tenant shall not use the Property for any business activity other than that specifically provided for in Tenant's Lease.

12. Tenant shall not install any radio or television antenna, satellite dish, microwave receiver, cellular telephone transmitter or receiver, loudspeaker or other device on the rook or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Property or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Property. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Property in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule at its own expense.

14. Tenant shall not install, maintain or operate upon the Property any vending machines without the prior written consent of Landlord.

15. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and each Tenant shall cooperate to prevent the same.

16. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgement is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

17. Tenant shall store all its trash and garbage within the Property or within trash receptacles in the Common Areas nearest the Property. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant shall be responsible for any additional charges or expenses arising from the failure to abide by this rule.

18. The Property shall not be used for the storage of merchandise held for sale to the general public, or for manufacturing of any kind except as specifically authorized in Tenant's Lease, nor shall the Property be used for lodging or any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Property, except that use by Tenant of Insurance Service Office or Underwritters' laboratory approved microwave and other equipment for brewing coffee, tea, hot chocolate, and similar beverage shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

19. Without the prior written consent of Landlord, Tenant shall not use the name, picture or representation of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21. Tenant assumes any and all responsibility for protecting its property from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Property closed.

22. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking areas as it deems necessary for the operation of the parking area. Landlord may refuse to permit any person who violates the rules to park in the parking area and any violation of the rules shall subject the car to removal.

23. Cars must be parked entirely within the stall lines. All directional signs and arrows must be observed. The speed limit in the Project shall be 5 miles per hour. Parking is prohibited: (a) in areas not striped for parking, (b) in aisles, (c) where `no parking' signs are posted, (d) on ramps, (e) in cross hatched areas, (f) in any manner which will interfere with loading or turning areas of loading dock areas, and (g) in such other areas as may be designated by Landlord as reserved for the
                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________
exclusive use of others. Washing, waxing, cleaning or servicing of any vehicle by anyone is prohibited. Tenant shall acquaint all persons to whom Tenant assigns parking spaces of these Rules and Regulations.

24. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles, trailers, containers or truck-tractors in the Building parking area. Common Areas, or on adjacent streets, overnight no park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

25. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

26. Tenants, its employees, agents or associates, or other persons entering or leaving the Building at any time when so locked, may require to sign the building register and the watchman or Landlord's agent in charge shall have the right to refuse admittance to any person into the building without a pass or other satisfactory identification showing right of access at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from the admission or refusal to admit any authorized or unauthorized person to the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors, or otherwise.

27. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part the terms, covenants, agreements and conditions of any lease of premises in the Building.

28. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgement, may from time to time be needed for safety and security for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

29. Tenants shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________

                              DISCLOSURE STATEMENT


                                 HAZARDOUS WASTE

Landlord/Owner agrees to disclose to Broker and to prospective tenants any and all information which Landlord/Owner has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including but not limited to, structural, mechanical and soil conditions, the presence and location of asbestos, PCD transformers, other toxic, hazardous or contaminated substances, and underground storage tanks, in, on or about the Property. Broker is authorized to disclose any such information to prospective tenants.


                         AMERICAN WITH DISABILITIES ACT

Please be advised that an owner or tenant of real property may be subject to the Americans With Disability Act (the ADA) a federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to your property, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision and speech impaired persons by January 26, 1992. The regulations under Title III of ADA are codified at 28 CFR
Part 36.

We recommend that you and your attorney review the ADA and the regulations and if appropriate, your proposed lease agreement to determine if this law would apply to you and the nature of the requirements. These are legal issues. You are responsible for conducting your own independent investigation of these issues. Lee & Associates cannot give you legal advice on these issues.

Please acknowledge your receipt of this Notice by signing and dating it below.


LANDLORD                                TENANT
Las Vegas Motor Speedway LLC            Direct Focus Inc.


By:                                     By:
    ------------------------------          ----------------------------------
         Chris Powell                            Brian R. Cook
Title:   Executive Vice President       Title:   President/C.E.O.
          and General Manager
By:                                     By:
    ------------------------------          ----------------------------------
Title:                                  Title:
      ------------------------------          --------------------------------
Date:                                   Date:
      ------------------------------          --------------------------------




                                                                 Initials
                                                      Landlord ___________
                                                      Tenant _____________